UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the securities Exchange Act of 1934
Date of Report (Date Earliest Event report):
July 24, 2019
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National Vision Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	46‑4841717 (I.R.S. Employer Identification No.)

2435 Commerce Ave, Building 2200 Duluth, Georgia (Address of principal executive offices)	30096 (Zip Code) Not Applicable (Former name, former address and former fiscal year, if changed since last report)

(770) 822‑3600 (Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.42

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	EYE	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective July 24, 2019, the Board of Directors (the “Board”) of National Vision Holdings, Inc. (the “Company”) increased the size of the Board by one director (to a total size of seven directors) and filled the vacancy created by such increase by appointing Heather Cianfrocco, age 46, as a Class II director, effective July 24, 2019. Ms. Cianfrocco will hold office until the date of the Company’s 2022 Annual Meeting of Stockholders and until her successor shall be elected and qualified or until her earlier death, resignation, retirement, disqualification or removal. Ms. Cianfrocco will serve on the Compensation Committee.
Ms. Cianfrocco is the Chief Executive Officer of UnitedHealthcare Community & State and has served in that role since February 2018. From July 2017 until February 2018, Ms. Cianfrocco served as senior vice president of Health Advancement and Clinical Transformation for UnitedHealthcare Medicare & Retrirement. From June 2016 until July 2017, she served as senior vice president of Clinical Strategy and Operations for UnitedHealthcare Community & State. Prior to that, Ms. Cianfrocco was the Northeast Region President for UnitedHealthcare Community & State from June 2012 until June 2016. Ms. Cianfrocco was selected to our Board because of her leadership and business expertise, her depth of knowledge and years of experience in the health care industry and her experience in private legal practice where she focused on corporate and securities law representing health care entities in mergers and acquisitions.
The Board has determined that Ms. Cianfrocco qualifies as an independent director under the corporate governance standards of NASDAQ and the independence requirements of Rule 10A-3 of the Exchange Act. Ms. Cianfrocco was not appointed to the Board pursuant to any arrangement or understanding with any other person. Ms. Cianfrocco has no family relationships with any director or executive officer of the Company and there are no transactions in which Ms. Cianfrocco has an interest requiring disclosure under Item 404(a) of Regulation S-K.
Ms. Cianfrocco will be entitled to the annual compensation paid to independent non-employee directors, consisting of a cash retainer of $75,000, payable quarterly in arrears, and $100,000 paid in restricted stock pursuant to the National Vision Holdings, Inc. 2017 Omnibus Incentive Plan (the “Omnibus Incentive Plan”). In connection with her appointment to the Board on July 24, 2019, Ms. Cianfrocco was granted a $100,000 restricted stock award of the Company’s common stock pursuant to the Omnibus Incentive Plan, which will vest in three equal installments on each of the first, second and third anniversaries of the grant date, subject to continued service through the applicable vesting date.
The Company and Ms. Cianfrocco will enter into the Company’s standard form of indemnification agreement for directors, a copy of which was previously filed as Exhibit 10.16 to Amendment No. 6 to the Registration Statement on Form S-1 (File No. 333-206772) and is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
A copy of the press release issued by the Company announcing the election of Ms. Cianfrocco described in Item 5.02 is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
The information included in this Current Report on Form 8-K is being furnished under Item 7.01, “Regulation FD Disclosure” of Form 8-K. As such, the information herein shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01     Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description

99.1	National Vision Holdings, Inc. Press Release dated July 24, 2019

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

National Vision Holdings, Inc.

Date: July 24, 2019	By:	/s/ Jared Brandman
	Name:	Jared Brandman
	Title:	Senior Vice President, General Counsel and Secretary